SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 12, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion of Acquisition or Disposition of Assets

The September 30, 2005 closing of the sale of selected interests in the Registrant's Maverick Basin holdings for $80 million was originally disclosed under Item 1.01 on the Registrant's Form 8-K filed on October 5, 2005. It should have been listed under Item 2.01. The disclosure on that filing is hereby incorporated by reference.

Terms of the purchase and sale agreement include:
s

The Purchaser acquired interests in approximately 300,000 gross acres across the southern portion of TXCO's acreage. TXCO retained an interest in two intervals, the Glen Rose formation under the entire block and the San Miguel formation in the Pena Creek field only.

s

The Purchaser acquired an undivided 50 percent interest in approximately 220,000 gross acres across the northern portion of TXCO's Maverick Basin acreage below the Glen Rose formation, including the Pearsall and Jurassic formations. Within two years, or the joint drilling of 15 wells, whichever comes first, TXCO and the Purchaser will undertake to partition the lands with each retaining 100 percent in their respective partitioned lands. TXCO retained all existing interests in the remaining shallow formations of the northern block, including the Glen Rose, Georgetown, McKnight, Eagleford, Austin Chalk, San Miguel and Olmos coalbed methane.

s

The Purchaser acquired approximately 3 percent of TXCO's estimated proved reserves at June 30 and approximately 20 percent of TXCO's existing production at Sept. 1, primarily from the Georgetown formation.

s

TXCO increased its working interest up to 100 percent in the oil and gas rights and related production facilities attributable to the Glen Rose formation across the southern block and retained its rights to the San Miguel formation on its Pena Creek field, as well as its extensive gas gathering and transmission pipeline assets.

s	TXCO continues to hold interests in approximately 670,000 gross acres and approximately 470,000 net acres in the Maverick Basin after closing the transaction.

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 12, 2005, the Registrant received a letter from Nasdaq indicating that the resignation of Mr. Thomas Gose from the Board of Directors caused the Company to fall out of compliance with Nasdaq Marketplace Ruse 4350. Rule 4350 requires no less than three independent members on members Audit Committees. The rule also provides for a cure period of the earlier of the Company's next annual shareholders' meeting or one year from the date of non-compliance. Marketplace Rule 4803(a) requires that the Company make a public announcement through the news media disclosing the receipt of the letter and the rules on which it was based. The Registrant issued a press release for this purpose on Friday, October 14, 2005, which is included with this Form 8-K as Exhibit 99.

The Registrant disclosed in the same press release that the Board has named Mr. Stephen M. Gose, Jr. to the additional position of audit committee member. Steve Gose, an independent director under Nasdaq rules, served previously as a member of the audit committee for TXCO's Board of Directors during the period of June 1997 through May 2001. He also served as the Audit Committee's Chairman from June 1997 through April 1998. This appointment will bring the Company back into compliance with Rule 4350.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

99	Press Release dated October 14, 2005, entitled "The Exploration Announces Remedies Compliance Deficiency Identified in Nasdaq Notification"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 17, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)